MillerKnoll, Inc. Reports First Quarter Fiscal 2027 Results
Zeeland, Mich., September 22, 2026 – MillerKnoll Inc. (NASDAQ: MLKN), a growth-oriented small-cap value company in the industrial and consumer sectors, today reported results for the first quarter of fiscal year 2027, ended August 29, 2026.

First Quarter Fiscal 2027 Financial Results

	(Unaudited)
	Three Months Ended
(Dollars in millions, except per share data)	August 29, 2026	August 30, 2025	% Chg.
	(13 weeks)	(13 weeks)
Net sales	$923.4	$955.7	(3.4)%
Gross margin %	41.7%	38.5%
Operating expenses	$333.5	$314.6	6.0%
Adjusted operating expenses*	$320.1	$308.0	3.9%
Operating earnings %	5.6%	5.6%
Adjusted operating earnings %*	7.1%	6.3%
Earnings per share - diluted	$0.38	$0.29	31.0%
Adjusted earnings per share - diluted*	$0.53	$0.45	17.8%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.

"We delivered strong first quarter earnings, above expectations, reflecting solid execution across the enterprise. Despite softer than expected demand patterns in the quarter, we remain confident in our earnings outlook for the second quarter and full fiscal year. We are directing our efforts toward three key areas: focused priority setting, disciplined cost management, and strengthening our balance sheet for long-term value creation. Our results this quarter reflect the early impact of this work, and we expect this progress to continue," said Jeff Stutz, Interim Chief Executive Officer.

First Quarter Tariff Refund Impact
•During the first quarter of fiscal 2027, we recognized an approximate $10 million net increase in our operating income related to refunds received from the U.S. government of previously paid IEEPA tariffs (the "tariff refunds"). This resulted in a net per share benefit of $0.11 to our diluted earnings per share and 110 basis points of net improvement in our operating margin in the quarter.

First Quarter
•Net sales of $923.4 million, down 3.4% as reported and down 3.3% organically*, year-over-year
•Orders of $913.9 million, up 3.2% as reported and up 3.5% organically*, year-over-year
•Gross margin increased 320 basis points and adjusted gross margin* increased 330 basis points, primarily from the tariff refunds and price realization, partially offset by inflationary cost pressure
•Operating expenses increased to $333.5 million, and adjusted operating expenses* increased to $320.1 million, driven primarily by higher compensation expense, including variable incentive compensation, and higher new store expense, partially offset by improved cost management
•Operating expense special charges of $13.4 million:
◦$6.0 million of restructuring charges related to targeted workforce reductions and facility consolidations
◦$5.7 million of purchase accounting amortization
◦$1.7 million of CEO transition costs
•Operating margin of 5.6%, compared to 5.6% in the prior year, and adjusted operating margin* of 7.1%, compared to 6.3% in the prior year, included 110 basis points in net tariff refunds benefit

•Diluted earnings per share of $0.38, compared to $0.29 in the prior year, and adjusted diluted earnings per share* of $0.53, compared to $0.45 in the prior year, included the $0.11 per share net benefit from tariff refunds

First Quarter 2027 Cash Flow, Debt, and Liquidity
•Liquidity, as of August 29, 2026, of $580.4 million reflected cash on hand and revolving credit facility availability
•Cash flow from operations of $49.1 million, compared to $9.4 million in the prior year
•Net debt-to-EBITDA ratio, as defined by our credit facility, of 2.75x
•Near term scheduled debt maturities:
◦$22.0 million in fiscal 2027
◦$25.8 million in fiscal 2028
◦$89.8 million in fiscal 2029

Dividend
•On July 14, 2026, MillerKnoll's Board of Directors declared a quarterly cash dividend of $0.1875 per share. The dividend is payable on October 15, 2026, to shareholders of record on August 29, 2026

First Quarter Fiscal 2027 Results by Segment
North America Contract
•Net sales of $505.6 million, down 5.3% as reported and down 5.2% organically*, year-over-year
•Orders of $483.7 million, down 1.7% as reported and down 1.6% organically*, year-over-year
•Operating margin of 9.4% compared to 10.7% in the prior year
•Adjusted operating margin* of 10.7%, down 70 basis points compared to prior year, primarily from deleverage on lower sales and inflationary cost pressure, partially offset by pricing realization and a benefit from tariff refunds

International Contract
•Net sales of $156.8 million, down 6.4% as reported and down 6.2% organically*, year-over-year
•Orders of $181.2 million, up 17.3% as reported and up 17.9% organically*, year-over-year
•Operating margin of 2.4% compared to 8.1% in the prior year
•Adjusted operating margin* of 4.6%, down 390 basis points year-over-year, primarily from deleverage on lower sales, showroom investments, timing of sales events and higher incentive compensation expense

Global Retail
•Net sales of $261.0 million, up 2.6% as reported and up 2.8% organically*, year-over-year
•Orders of $249.0 million, up 4.3% as reported and up 4.7% organically*, year-over-year
◦Orders were up 7.5% in the North America region, year-over-year
•Operating margin of 6.1% compared to 0.6% in the prior year
•Adjusted operating margin* of 7.0%, up 580 basis points year-over-year, primarily from a 410 basis point net tariff refunds-related benefit, along with pricing realization and cost savings, partially offset by the impact from opening new stores
•New retail store openings in Q1: DWR store in Raleigh, NC, and Herman Miller stores in Columbus, OH, St. Louis, MO and San Antonio, TX

Second Quarter Outlook
The table below presents our selected expectations for the second quarter and full fiscal year 2027 financial operating results:

Q2 FY2027
Net sales	$972 million to $1.012 billion
Gross margin %	38.3% to 39.3%
Adjusted operating expenses*	$321 million to $331 million
Interest and other expense, net	$15.8 million to $16.8 million
Adjusted effective tax rate*	21% to 23%
Adjusted earnings per share - diluted*	$0.43 to $0.49

Full Year FY2027
	Current Guidance	Previous Guidance
Net sales	$3.88 billion to $4.03 billion	$3.93 billion to $4.13 billion
Adjusted earnings per share - diluted*	$1.85 to $2.15	$1.85 to $2.15
*Items indicated represent Non-GAAP measures. The Q2 FY2027 outlook excludes an expected $5.7 million in operating expense charges related to amortization of Knoll purchased intangibles and the related tax and earnings per share impact. The Company has not reconciled forward-looking non-GAAP measures because certain items that impact such measures are outside of the Company’s control and/or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP results for the guidance period. See "Non-GAAP Financial Measures and Other Supplemental Data."

The full year outlook also includes the following additional estimated full year expectations:
•Estimated $0.07 per share unfavorable impact from Canada-related tariff costs over the next three quarters, as well as the $0.11 per share net benefit from tariff refunds in the first quarter
•Opening 14 to 18 new retail stores, including 5 to 7 new store openings in Q2
•Effective tax rate of approximately 21.0% to 23.0%
•Capital expenditures of approximately $125 million to $135 million

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the first quarter of fiscal 2027 on Tuesday, September 22, 2026, at 8:30 AM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will be available at https://www.millerknoll.com/investor-relations.

Financial highlights for the three months ended August 29, 2026 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended
	August 29, 2026		August 30, 2025
Net sales	$923.4	100.0%	$955.7	100.0%
Cost of sales	538.1	58.3%	587.6	61.5%
Gross margin	385.3	41.7%	368.1	38.5%
Operating expenses	333.5	36.1%	314.6	32.9%
Operating earnings	51.8	5.6%	53.5	5.6%
Other expenses, net	16.6	1.8%	24.8	2.6%
Earnings before income taxes	35.2	3.8%	28.7	3.0%
Income tax expense	7.6	0.8%	7.6	0.8%
Net earnings	27.6	3.0%	21.1	2.2%
Net earnings attributable to redeemable noncontrolling interests	1.0	0.1%	0.9	0.1%
Net earnings attributable to MillerKnoll, Inc.	$26.6	2.9%	$20.2	2.1%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings per share - basic	$0.38		$0.29
Weighted average basic common shares	69,288,857		68,519,141
Earnings per share - diluted	$0.38		$0.29
Weighted average diluted common shares	70,040,606		69,194,506

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended
(Unaudited) (Dollars in millions)	August 29, 2026	August 30, 2025
Cash provided by (used in):
Operating activities	$49.1	$9.4
Investing activities	(32.1)	(30.5)
Financing activities	(4.8)	(9.2)
Effect of exchange rate changes	(1.3)	3.8
Net change in cash and cash equivalents	10.9	(26.5)
Cash and cash equivalents, beginning of period	167.7	193.7
Cash and cash equivalents, end of period	$178.6	$167.2

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	August 29, 2026	May 30, 2026
ASSETS
Current Assets:
Cash and cash equivalents	$178.6	$167.7
Accounts receivable, net	314.3	357.4
Unbilled accounts receivable	30.1	18.3
Inventories, net	514.7	488.4
Prepaid expenses and other	102.3	105.4
Total current assets	1,140.0	1,137.2
Net property and equipment	515.4	511.3
Right of use assets	451.2	445.9
Goodwill	1,159.4	1,161.3
Indefinite-lived intangibles	434.6	435.3
Other amortizable intangibles, net	205.2	214.0
Other noncurrent assets	97.1	95.5
Total Assets	$4,002.9	$4,000.5

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$253.5	$279.1
Short-term borrowings and current portion of long-term debt	28.4	25.1
Short-term lease liability	81.7	82.0
Accrued liabilities	328.7	334.9
Total current liabilities	692.3	721.1
Long-term debt	1,270.4	1,260.6
Lease liabilities	440.2	433.8
Other liabilities	180.0	179.1
Total Liabilities	2,582.9	2,594.6
Redeemable Noncontrolling Interests	63.8	63.3
Stockholders' Equity	1,356.2	1,342.6
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$4,002.9	$4,000.5

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation may include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share - Diluted, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate.

Adjusted Operating Earnings (Loss) represents reported operating earnings less amortization of Knoll purchased intangibles, restructuring charges, and CEO transition costs. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share - Diluted represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, restructuring charges, debt extinguishment charges, CEO transition costs and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus restructuring charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, amortization of Knoll purchased intangibles, and CEO transition costs. These adjustments are described further below.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions, facility consolidation charges, and accelerated depreciation of fixed assets.

Debt extinguishment charges: Includes expenses associated with the extinguishment of debt. We excluded these items from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

CEO transition costs: Includes one‑time expenses consisting primarily of severance, benefits and advisory fees.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The North America Contract segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout the United States and Canada as well as the global operations of the Spinneybeck, FilzFelt, Maharam, Edelman, and Knoll Textile brands. The International Contract segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific and Latin America. The Global Retail segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores as well as the global operations of the Holly Hunt brand. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended
	August 29, 2026		August 30, 2025
North America Contract
Net sales	$505.6	100.0%	$533.9	100.0%
Gross margin	196.8	38.9%	196.0	36.7%
Total operating expenses	149.3	29.5%	139.1	26.1%
Operating earnings	$47.5	9.4%	$56.9	10.7%

Adjustments
Restructuring charges	3.0	0.6%	0.5	0.1%
Amortization of Knoll purchased intangibles	3.4	0.7%	3.7	0.7%
Adjusted operating earnings	$53.9	10.7%	$61.1	11.4%

International Contract
Net sales	$156.8	100.0%	$167.5	100.0%
Gross margin	57.0	36.4%	59.2	35.3%
Total operating expenses	53.3	34.0%	45.7	27.3%
Operating earnings	$3.7	2.4%	$13.5	8.1%

Adjustments
Restructuring charges	2.8	1.8%	—	—%
Amortization of Knoll purchased intangibles	0.7	0.4%	0.8	0.5%
Adjusted operating earnings	$7.2	4.6%	$14.3	8.5%

Global Retail
Net sales	$261.0	100.0%	$254.3	100.0%
Gross margin	131.5	50.4%	112.9	44.4%
Total operating expenses	115.5	44.3%	111.5	43.8%
Operating earnings	$16.0	6.1%	$1.4	0.6%

Adjustments
Restructuring charges	0.7	0.3%	—	—%
Amortization of Knoll purchased intangibles	1.6	0.6%	1.6	0.6%
Adjusted operating earnings	$18.3	7.0%	$3.0	1.2%

Corporate
Operating expenses	$15.4	—%	$18.3	—%
Operating (loss)	$(15.4)	—%	$(18.3)	—%

Adjustments
CEO transition costs	1.7	—%	—	—%
Adjusted operating (loss)	$(13.7)	—%	$(18.3)	—%

MillerKnoll, Inc.
Net sales	$923.4	100.0%	$955.7	100.0%
Gross margin	385.3	41.7%	368.1	38.5%
Total operating expenses	333.5	36.1%	314.6	32.9%
Operating earnings	$51.8	5.6%	$53.5	5.6%

Adjustments
Restructuring charges	6.5	0.7%	0.5	0.1%
Amortization of Knoll purchased intangibles	5.7	0.6%	6.1	0.6%
CEO transition costs	1.7	0.2%	—	—%
Adjusted operating earnings	$65.7	7.1%	$60.1	6.3%

B. Reconciliation of Earnings per Share - Diluted to Adjusted Earnings per Share - Diluted

	Three Months Ended
	August 29, 2026	August 30, 2025
Earnings per share - diluted	$0.38	$0.29

Add: Amortization of Knoll purchased intangibles	0.08	0.09
Add: Restructuring charges	0.10	0.01
Add: Debt extinguishment charges	—	0.11
Add: CEO transition costs	0.02	—
Tax impact on adjustments	(0.05)	(0.05)
Adjusted earnings per share - diluted	$0.53	$0.45
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	70,040,606	69,194,506

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended
	August 29, 2026		August 30, 2025
Gross margin	$385.3	41.7%	$368.1	38.5%
Restructuring charges	0.5	0.1%	—	—%
Adjusted gross margin	$385.8	41.8%	$368.1	38.5%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended
	August 29, 2026		August 30, 2025
Operating expenses	$333.5	36.1%	$314.6	32.9%
Restructuring charges	6.0	0.6%	0.5	0.1%
Amortization of Knoll purchased intangibles	5.7	0.6%	6.1	0.6%
CEO transition costs	1.7	0.2%	—	—%
Adjusted operating expenses	$320.1	34.7%	$308.0	32.2%

E. Reconciliation of Net Income to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

August 29, 2026
Net income	$98.0
Income tax expense	32.4
Depreciation expense	109.8
Amortization expense	37.6
Interest expense	67.7
Other adjustments(*)	44.3
Adjusted bank covenant EBITDA	$389.8
Total debt, less cash, end of trailing period	$1,071.4
Net debt to adjusted bank covenant EBITDA ratio	2.75
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales (Decline) Growth by Segment

	Three Months Ended
	August 29, 2026
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$505.6	$156.8	$261.0	$923.4
% change from PY	(5.3)%	(6.4)%	2.6%	(3.4)%

Adjustments
Currency translation effects (1)	0.3	0.3	0.5	1.1
Net sales, organic	$505.9	$157.1	$261.5	$924.5
Organic (Decline) Growth	(5.2)%	(6.2)%	2.8%	(3.3)%

	Three Months Ended
	August 30, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$533.9	$167.5	$254.3	$955.7
(1) Currency translation effects represent the estimated net impact of translating current period sales using the average exchange rates applicable to the comparable prior year period.

G. Organic Order (Decline) Growth by Segment

	Three Months Ended
	August 29, 2026
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$483.7	$181.2	$249.0	$913.9
% change from PY	(1.7)%	17.3%	4.3%	3.2%

Adjustments
Currency translation effects (1)	0.4	1.0	0.9	2.3
Orders, organic	$484.1	$182.2	$249.9	$916.2
Organic (Decline) Growth	(1.6)%	17.9%	4.7%	3.5%

	Three Months Ended
	August 30, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$492.2	$154.5	$238.7	$885.4
(1) Currency translation effects represent the estimated net impact of translating current period orders using the average exchange rates applicable to the comparable prior year period.

H. Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

	Three Months Ended
	August 29, 2026	August 30, 2025
Income tax expense, as reported (GAAP)	$7.6	$7.6
Effective Tax Rate	21.5%	26.5%

Adjustments
Restructuring charges	$1.5	$0.1
Amortization of Knoll purchased intangibles	1.3	1.5
CEO transition costs	0.4	—
Debt extinguishment charges	—	2.0
Income tax expense, adjusted	$10.8	$11.2

Adjusted Effective Tax Rate	22.0%	26.0%

I. Consolidated MillerKnoll Backlog

	Q1 FY2027	Q1 FY2026
MillerKnoll backlog	$669.2	$690.9

J. MillerKnoll Global Retail Segment Store Count

	Q4 FY2026	Openings	Closings	Q1 FY2027	Q1 FY2026
DWR Stores	45	1	—	46	41
DWR Outlets	3	—	—	3	3
Herman Miller U.S. Stores	30	3	—	33	23
Herman Miller Int'l Stores	9	—	—	9	9
Other (1)	6	—	—	6	6
Total Store Locations	93	4	—	97	82
Total Square Footage	577,366	9,440	—	586,806	534,437
(1) Other includes Knoll, HAY, and Muuto.

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, Design Within Reach, Edelman, FilzFelt, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck. Guided by a shared purpose—design for the good of humankind—MillerKnoll generates insights, pioneers innovations, and champions ideas to better align spaces with how people live, work, and gather. For more information, visit millerknoll.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements relating to the Company's expected financial performance for the second quarter and full year of fiscal 2027, expected impacts from tariffs and pricing actions, expected store openings, projected capital expenditures, and other statements regarding future events, anticipated results of operations, our expectations regarding future market conditions, our business strategies, our assessment of risks we face, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations or financial condition or the price of our stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to:

•The effects of the ongoing conflict in the Middle East and broader geopolitical instability, including with respect to negative impacts on our supply chain, decreased sales within the region or beyond due to supply chain constraints or other factors, energy prices, and broader inflationary and macroeconomic effects;
•Changes to U.S. and international trade policies, including new or increased tariffs, developments relating to tariff refunds (including the risk of clawback or reversal or tariff refunds or the discontinuation of any additional tariff refunds), and changing import/export regulations, which impact both the cost and availability of materials and components used to manufacture our products as well as demand for our products;
•Challenges in implementing our growth strategy and the possibility that the assumptions on which that strategy was built prove inaccurate;
•Consumer spending levels, which have a significant impact on demand for our products within our Global Retail segment;
•Global and national economic conditions such as heightened inflation, uncertainty regarding future interest rates, foreign currency exchange rate fluctuations, geopolitical instability, and potential governmental responses to these events;
•Transition in the Company's executive leadership, which may result in changes to our strategy or operations;
•Cybersecurity threats and risks;
•Public health crises, such as pandemics and epidemics, and governmental policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies;
•Risks related to the additional debt incurred in connection with our acquisition of Knoll, including increased interest expense, our ability to comply with our debt covenants and obligations, and limitations on certain business activities imposed by our credit agreement;
•Availability and pricing of raw materials;
•Financial strength of our dealers and customers;
•Pace and level of government procurement; and
•Outcome of pending litigation or governmental audits or investigations.

The foregoing list of important factors is not exhaustive. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Annual Report on Form 10-K for the fiscal year ended May 30, 2026, as updated by subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events, new information, or changes in circumstances, except as required by law.